                                 SUBSIDIARIES

                                                                 Jurisdiction of
Name                          Ownership                           Incorporation
- ----                          ---------                          ---------------

1027226 Ontario Ltd.          100% owned by
                              Aerofin Corporation                Canada

AP Venture Corp. III          100% owned by
                              Ampco-Pittsburgh Corporation       Delaware

Aerofin Corporation           100% owned by
                              Ampco-Pittsburgh Securities
                              V Corporation                      New York

Ampco NCII Sub, Inc.          100% owned by                      Delaware
                              New Castle Industries, Inc.

Ampco-Pittsburgh Securities   100% owned by
  III Corporation             Ampco-Pittsburgh Corporation       Delaware

Ampco-Pittsburgh Securities   100% owned by
  V Corporation               Ampco-Pittsburgh Corporation       Delaware

Ampco UES Sub, Inc.           100% owned by
                              Union Electric Steel
                              Corporation                        Delaware

Buffalo Pumps, Inc.           100% owned by
                              Ampco-Pittsburgh Corporation       Delaware

New Castle Industries, Inc.   100% owned by
                              Ampco UES Sub, Inc.                Pennsylvania

Union Electric Steel          100% owned by
 Corporation                  Ampco-Pittsburgh Securities
                              V Corporation                      Pennsylvania

Union Electric Steel N.V.     100% owned by 1027226
                              Ontario Limited                    Belgium


     The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.



                                   Exhibit 21